Exhibit 99.1
THE LSB CORPORATION AND RIVER BANK
EMPLOYEE STOCK OWNERSHIP PLAN
Adopted effective generally as of January 1, 2007

SECTION I. Nature of Plan
     A. The purpose of the Plan is to enable participating employees of the Company to share in the growth of the Company and to provide participants with an opportunity to accumulate funds for their future economic security. A primary purpose of the Plan is to enable participants to acquire a proprietary interest in the Company. Consequently, the Company contributions made to the Trust will be invested primarily in Company stock.
     B. The Plan is intended to qualify as a stock bonus plan under section 401(a) of the Code and an employee stock ownership plan, as defined in section 4975(e)(7) of the Code and section 407(d)(6) of ERISA, and consists of the Plan and the Trust Agreement.
     C. All assets acquired under the Plan as a result of Company contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of the Plan, subject to the requirements and restrictions of the Code and ERISA. The Plan is administered by the Committee for the exclusive benefit of participants in the Plan and their beneficiaries.
     D. The Plan shall be effective as of January 1, 2007, except as otherwise specifically provided herein. The Plan shall be subject to amendment from time to time, provided that each such amendment shall apply only to employees who terminate their employment or participation in the Plan on or after the effective date of such provision, except as otherwise provided in such amendment consistent with applicable law. In general, the rights and benefits, if any, of each other employee shall be determined in accordance with the Plan provisions in effect on the date such employee terminated employment.
SECTION II. Definitions
     The following terms shall have the following meanings whenever used in the Plan:
     A. Account — The term “account” shall mean any of the accounts maintained to record the interest of a participant under the Plan.
     B. Anniversary Date — The term “anniversary date” shall mean the 31st day of December of each plan year.
     C. Beneficiary — The term “beneficiary” shall mean the person or persons entitled to receive any benefits under the Plan in the event of a participant’s death.
     D. Code — The term “Code” shall mean the Internal Revenue Code of 1986, as amended.
     E. Committee — The term “Committee” shall mean the committee appointed by the Board of Directors of the Corporation to administer the Plan in accordance with Section XX.
     F. Company — The term “Company” shall mean the Corporation and any affiliated companies which adopt the Plan with the consent of the Corporation.
     G. Company Stock — The term “Company stock” shall mean shares of any class of stock, preferred or common, voting or non-voting, which are (i) issued by the Corporation and, if so elected by the Corporation’s board of directors, any other Company and (ii) qualifying employer securities of the Corporation (or, if applicable, Company), as that term is defined in section 407(d)(5) of ERISA and section 4975(e)(8) of the Code.
     H. Company Stock Account — The term “Company stock account” shall mean the account of a participant which is credited with the shares of Company stock purchased and paid for by the Trust or contributed to the Trust.

     I. Corporation — The term “Corporation” shall mean LSB Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts.
     J. Covered Compensation — The term “covered compensation” shall mean the total compensation paid to a participant by the Company for a plan year while he or she is a participant and reported to the Internal Revenue Service on Form W-2 for purposes of federal income tax withholding at the source, but including amounts not includable in income by reason of sections 125, 129, 132(f)(4), 401(k), 402(h) or 403(b) of the Code, and excluding (i) any stock or other property transferred in connection with the performance of services subject to section 83 of the Code, (ii) any shares of stock transferred to an individual, whether or not such transfer satisfies the requirements of sections 422(a) or 423(a) of the Code, and any options to acquire such stock, (iii) any stock appreciation right, phantom stock, stock unit or similar form of compensation, (iv) any severance, termination or other payment made after separation from service (other than salary, wages, commission and bonuses earned and fully vested prior to such separation) and (v) other deferred compensation and contributions to this or any other deferred compensation plan. The covered compensation taken into account for all Plan purposes shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the time and in the manner provided by section 415(d) of the Code.
     K. Employee — The term “employee” shall mean any person between whom and the employer there exists the legal relationship of employer and employee. Such term shall include leased employees, as defined in Section 414(n) of the Code, to the extent required by such Code section, but no such person shall be eligible to participate in the Plan until he or she is actually employed by the Company. The term “highly compensated employee,” shall mean any employee who (1) was a five-percent owner at any time during the determination year or the look-back year, or (2) for the look-back year, had compensation from the Company in excess of $80,000 (as adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996) and was in the top-paid group for such look-back year. For this purpose, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.
     L. Employer — The term “employer” shall mean the Corporation and any entity required to be aggregated with it under sections 414(b), (c), (m) or (o) of the Code including, without limitation, River Bank, a savings bank organized under the laws of the Commonwealth of Massachusetts.
     M. ERISA — The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     N. Forfeitures — The term “forfeitures” shall mean, with respect to the plan year in connection with which it is used, the aggregate of the amounts to the credit of accounts of participants whose participation terminated during the plan year and to which they did not become entitled as benefits under Section XIII.
     O. Hour of Service — The term “hour of service” shall mean
          1. Each hour for which an employee is directly or indirectly paid or entitled to payment by the employer for the performance of duties. These hours shall be credited to the employee for the computation period or periods in which payment is made or amounts payable to the employee become due for duties performed. By way of example, but without limitation, hours worked in one calendar year for which an employee is paid in the following calendar year shall be credited to such following calendar year; and
          2. Each hour for which an employee is directly or indirectly paid or entitled to payment by the employer for reasons (such as vacation, sickness or disability) other than for the performance of duties; provided, that no more than 501 hours of service shall be credited under this paragraph 2 to any person on account of any single continuous period during which he or she performs no duties; and provided, further, that no hours of service shall be credited under this paragraph 2 to any person on account of any payment if such payment is made or due under a program maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws. These hours shall be credited to the employee for the computation period or periods in which payment is made or amounts payable to the employee become due. By way of example, but without limitation, hours worked in one calendar year for which an employee is paid in the following calendar year shall be credited to such following calendar year; and
          3. To the extent not already credited under paragraphs 1 or 2 of this Subsection O, each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the employer, subject to the limitations set forth in paragraph 2 of this Subsection O in crediting hours of service for back pay awarded or agreed to with respect to periods described in paragraph 2. These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made; and
          4. Solely for purposes of determining whether a one-year break in service has occurred, with respect to a person who furnishes to the employer such information as shall be reasonably required to establish that he or she is absent from work for maternity or paternity reasons (as hereinafter defined), the number of hours of service which would normally have been credited to such person during such absence but for such absence (or, if the number of such hours of service cannot be determined, eight hours of service for each day of such absence); provided, however, that not more than 501 hours of service shall be credited with respect to any such maternity or paternity. For purposes of this paragraph 4, an absence from work for maternity or paternity reasons means an absence (a) by reason of pregnancy of the person, (b) by reason of a birth of a child of the person, (c) by reason of the placement of a child with the person in connection with the adoption of such child by such person, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The person must furnish to the employer such information as shall be reasonably required to establish the number of days for which such absence continued. Hours of service credited in accordance with this paragraph 4 shall be credited for the plan year in which the absence begins, if necessary to prevent the person from incurring a one-year break in service in such period, or if not, in the following plan year if necessary to prevent a break in service in that period.
          5. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
     Hours of service for reasons other than the performance of duties shall be calculated and credited pursuant to section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference.
     P. Normal Retirement Date — The term “normal retirement date” shall mean a participant’s 65th birthday.
     Q. One-Year Break in Service — The term “one-year break in service” shall mean any plan year during which the employee has not completed more than 500 hours of service.
     R. Other Investments Account — The term “other investments account” shall mean the account of a participant which is credited with his or her share of the net income (or loss) of the Trust and Company contributions and forfeitures in other than Company stock, and which is debited with payments made to pay for Company stock.
     S. Participant — The term “participant” shall mean any employee of the Company who is participating in the Plan in accordance with Section IV.
     T. Plan — The term “Plan” shall mean The LSB Corporation and River Bank Employee Stock Ownership Plan, which includes the plan, as contained herein, and the Trust Agreement.
     U. Plan Year — The term “plan year” shall mean each consecutive 12-month period starting on January 1 and ending on December 31.

     V. Plan Benefit — The term “plan benefit” shall mean the distribution to which a participant or his beneficiary becomes entitled upon termination of participation or otherwise, as provided in Section XI.
     W. Trust — The term “Trust” shall mean the trust created by the Trust Agreement entered into between the Corporation and the Trustee.
     X. Trust Agreement — The term “Trust Agreement” shall mean the Agreement between the Corporation and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.
     Y. Trustee — The Trustee or Trustees designated by the Corporation’s Board of Directors, and any successor Trustee, which agrees to act by executing the Trust Agreement.
     Z. Valuation Date — The term “valuation date” shall mean the last day of each plan year and such other dates as the Committee shall determine.
     AA. Year of Service — A year of service shall mean a consecutive 12-month computation period beginning on or after January 1, 2007, during which an employee has completed at least 1,000 hours of service; provided, however, that solely for purposes of Section XIII.A., the term year of service shall include the 12-month period ending on December 31, 2006, with respect to each employee who completed at least 1,000 hours of service during such period. For this purpose, hours of service will be credited to the computation period in which the participant is paid for such services or credited with such hours in accordance with Section O. By way of example, but without limitation, hours worked in one calendar year for which an employee is paid in the following calendar year shall be credited to such following calendar year; and for purposes of determining an employee’s eligibility for participation, a computation period shall begin on the commencement date of employment. However, if an employee fails to complete 1,000 hours of service during the first computation period, then the second computation period shall be the plan year which includes the first anniversary of the employment commencement date, and succeeding computation periods shall also be computed on the basis of the plan year. For purposes of determining vesting, the computation period shall be the plan year.
     Whenever the context so indicates, the singular or plural number shall each be deemed to include the other.
SECTION III. Eligibility
     Each employee of the Company will become a participant in the Plan immediately upon (a) his or her completion of one year of service and (b) the attainment of age 21. For purposes of this Section III, hours of service after December 31, 2005 shall be considered.
SECTION IV. Participation
     As of each anniversary date, Company contributions and earnings of the Trust will be allocated as provided in Section VII to the accounts of each participant (a) for whom the plan year then ended is a year of service and (b) who is a participant on such anniversary date or whose participation ceases because of retirement under Section XII, death or, if the participant is fully vested in his or her plan benefit, termination of employment for any other reason.
     Company contributions and forfeitures will not be allocated to the accounts of a participant who for the plan year has not satisfied the foregoing requirements. Participation continues until service is terminated as provided in Sections XII and XIII. Each participant whose participation in the Plan terminates because of termination of employment and who subsequently becomes an employee of the Company shall again become a participant in the Plan as of the first date of employment following the most recent termination of employment.
SECTION V. Company Contributions
     A. Amount. Company contributions to the Trust shall be made in such amounts as may be determined by the Board of Directors of each affiliated company participating in the Plan, including the

Corporation, with respect to the employees of such company. The amount of contributions for each year will be established by resolution of the respective Boards of Directors and communicated to participants on or prior to each anniversary date. Company contributions for any plan year shall not exceed the amount deductible under Section 404 of the Code. All Company contributions are conditioned on their deductibility under the Code.
     B. Form. Company contributions will be paid in cash, shares of Company stock or other property as the Corporation’s Board of Directors may from time to time determine. Shares of Company stock and other property will be valued at their then fair market value, determined as provided in Section VI.A. The Company contribution will be paid to the Trust on or before the date required, including extensions, for filing the Company’s federal income tax return for the fiscal year ending with, or within which ends, such plan year. No participant shall be required to make contributions to the Plan or Trust.
     C. Return of Contributions. Notwithstanding anything herein to the contrary, any contribution which was made by the Company under a mistake of fact, or which was conditioned upon the deductibility of such contribution under section 404 of the Code, shall upon the request of the Company be returned to it within the year following the payment of such contribution or the disallowance of such deduction (to the extent disallowed), whichever is applicable.
SECTION VI. Investment of Trust Assets
     A. Company Contributions. Company contributions in cash and other cash received by the Trust will be applied for the purchase of Company stock from current shareholders or from the Company, and such shares may be outstanding, newly issued or treasury shares. The investment policy of the Plan is to invest primarily in Company stock, and up to 100 percent of the Trust fund may be invested in Company stock. With due regard to providing for such primary investment policy, the Committee may direct the Trustee to invest funds temporarily in savings accounts, certificates of deposit, high-grade short-term securities, stocks, bonds, or investments deemed by the Committee to be desirable for the Trust, or such funds may be held in cash or cash equivalents. All investments will be made by the Trustee only upon the direction of the Committee. All purchases of Company stock shall be made at the fair market value of such stock. If such Company stock is not then readily tradable on an established securities market, determinations of fair market value shall be made by an independent appraiser, within the meaning of section 401(a)(28)(C) of the Code. In the case of a transaction between the Plan and a disqualified person, within the meaning of section 4975(e)(2) of the Code, fair market value shall be determined as of the date of the transaction. Company stock may be acquired for cash or on terms. In this regard borrowings are authorized, including, but not limited to, borrowings to obtain funds to acquire Company stock described in Section VII.F. Shares of Company stock purchased with the proceeds of a loan described in Section VII.F may be collateral for such loan. Borrowings for Plan purposes other than the acquisition of Company stock are also authorized.
     B. Stock Dividends, Reorganization. Any shares or other securities received by the Trustee as a stock dividend, stock split, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of each anniversary date in the same manner as the stock to which it is attributable is then allocated. In the event that any rights, warrants or options are issued on the shares or other securities of the Company held by the Trustee, the Trustee shall exercise them to the extent that cash is then available to do so. Shares acquired in this manner shall be treated as shares bought for the net price paid by the Trustee. Any rights, warrants or options on stock of the Company which cannot be exercised for any reason may be sold by the Trustee and the proceeds shall be treated as current cash dividends received on the shares to which they are attributable.
     C. Appointment of Investment Advisor. Notwithstanding Subsection A, the Committee may appoint in writing one or more investment advisors to manage the investment of all or designated portions of the assets held in the Trust. The appointment shall be effective upon acknowledgement in writing by the investment advisor that it is a fiduciary with respect to the Plan. An investment advisor must be (a) registered as an investment advisor under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.

     Any investment advisor appointed under this Subsection C shall manage the Trust with due regard for the investment policy of the Plan to invest primarily in Company stock. The investment advisor shall have sole responsibility for the management of such portion of the Trust assets as may be designated by the Committee.
SECTION VII. Allocations to Accounts
     A. Company Stock Account. Subject to the provisions of Subsection D below, the Company stock account of each participant will be credited as of each anniversary date with his or her allocable share of Company stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by the Company, with forfeitures of Company stock and with stock dividends on Company stock held in his or her Company stock account.
     B. Other Investments Account. The other investments account of each participant so entitled will be credited (or debited) as of each anniversary date with his or her share of the net income (or loss) of the Trust, with cash dividends on Company stock in his or her Company stock account, except as otherwise directed in accordance with Section XVIII.B, and with Company contributions and forfeitures in other than Company stock. It will be debited for any payments on purchases of Company stock or for repayment of debt (including principal and interest) incurred for the purchase of Company stock, if any.
     C. Valuation of Trust Fund. The Trustee shall determine the value of the Trust fund and the accounts of participants in the Plan in the following manner as of each valuation date. The Trustee shall determine the net fair market value of the assets in the Trust fund, exclusive of (a) the Company contributions, if any, for the plan year in which such valuation date occurs, (b) the forfeitures for the plan year in which such valuation date occurs, and (c) any securities held in the suspense account under Section VII.G. Any valuation of Company stock made at a time when such Company stock is not readily tradable on an established securities market shall be made by an independent appraiser, within the meaning of section 401(a)(28)(C) of the Code.
     D. Allocations. The allocations to the Company stock accounts and other investments accounts will be made as follows:
          1. Employer Contributions — The Company contribution made for a plan year by each affiliated company participating in the Plan, including the Corporation, will be allocated as of each anniversary date among the eligible participants employed by such company. Within each such group, Company contributions will be allocated among the accounts of participants entitled to such contributions under Section IV in the proportion that the covered compensation of each bears to the aggregate covered compensation of all participants in such group for that year.
          2. Forfeitures — Forfeitures will be allocated as of each anniversary date with respect to each group of eligible participants, as described in SectionVII.D.1, among the accounts of remaining participants in such group so entitled under Section IV in the proportion that the covered compensation of each participant bears to the aggregate covered compensation of all participants in such group for that year.
          3. Net Income (or Loss) of the Trust — The net income (or loss) of the Trust will be determined annually as described in Section VII.C as of each anniversary date. A share thereof will be allocated to each participant’s other investments account in the ratio in which the balance of his or her other investments account on the preceding anniversary date bears to the sum of the balances of the other investment accounts of all participants on that date. The net income (or loss) includes the increase (or decrease) in the fair market value of assets of the Trust (other than Company stock in the Company stock accounts), interest, dividends (except as otherwise provided in Section XVIII.B), and other income and expenses attributable to assets in the other investments accounts since the preceding anniversary date. It does not include the interest paid under any installment contract for the purchase of Company stock by the Trust or on any loan used by the Trust to purchase Company stock.

          4. Equitable Allocations — The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to participants’ accounts provided for in this Section. Should the Committee determine that the strict application of its accounting procedures will not result in an equitable and nondiscriminatory allocation among the accounts of participants, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section, provided, however, that such adjustments to achieve equity shall not reduce the vested portion of a participant’s interest under the Plan.
     E. Maintenance of Accounts. The Committee shall establish and maintain separate individual accounts for each participant in the Plan. Separate accounts shall be maintained for all inactive participants who have an interest in the Plan. Such separate accounts shall not require a segregation of the Trust assets and no participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan. All allocations will be made as of the anniversary date referred to in this Section.
     F. Allocation of Company Shares Purchased with Certain Loan Proceeds. Notwithstanding the foregoing provisions of this Section VII, in the event that the Trustee shall at any time purchase qualifying employer securities, as defined in section 4975(e)(8) of the Code, with the proceeds of a loan to the Trustee made or guaranteed by a disqualified person, as defined in section 4975(e)(2) of the Code, such securities shall not be allocated to the accounts of participants when received by the Trustee, but shall be segregated and held unallocated in a separate suspense account subject to the provisions of this Subsection F.
     Securities held in the suspense account shall be released from such account (and allocated to the accounts of participants in accordance with the provisions of Sections VII.A through VII.E) in installments as of the close of each plan year over the original duration of any loan the proceeds of which were used to purchase such securities. Except as may otherwise be required by applicable law or regulations, including without limitation Treasury Regulations, section 54.4975-7(b)(8)(i) and (ii), the amount of securities to be released from the suspense account as of the close of any plan year shall be the number of the total securities in the suspense account immediately before such release multiplied by a fraction the numerator of which is the amount of principal and interest (or principal only, if applicable requirements under the regulations are met) paid on the loan since the close of the plan year and the denominator of which is the sum of the numerator plus the principal and interest (or principal only, if applicable) to be paid for all future years under the loan, without taking into account any possible extensions or renewal periods.
     G. Limitations on Annual Additions
          1. Basic Rule. Notwithstanding any other provision of the Plan, subject to the adjustments hereinafter set forth, the maximum annual addition to a participant’s account for any plan year shall in no event exceed the lesser of:
(a)	$40,000 (as adjusted by the Secretary of the Treasury from time to time pursuant to section 415(d) of the Code); or

(b)	100 percent of the participant’s compensation as defined in section 415(c)(3) of the Code for such plan year.
     For purposes of this Section VII.G, all qualified defined benefit plans (whether terminated or not) ever maintained by the employer shall be treated as a single defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by the employer shall be treated as a single defined contribution plan.
     The limitations of this Subsection G shall be interpreted and applied in accordance with section 415 of the Code and Treasury Regulations thereunder, which are incorporated by reference herein.

          2. Special Rule. If no more than one-third of the Company contributions for any plan year are allocated to the group of participants consisting of “highly compensated employees,” as defined in section 414(q) of the Code, Company contributions applied to the repayment of interest on a loan described in Section VII.F and forfeitures of shares of Company stock acquired with the proceeds of such a loan allocated to a participant’s accounts under the Plan shall be disregarded in determining the maximum amount that can be allocated to his accounts under paragraph 1 above.
          3. Reallocation of Excess. In the event that the amounts otherwise allocable hereunder to the accounts of any participant for any plan year are in excess of the limitations provided in this Section VII.G such excess shall be reallocated in the manner provided in Section VII.D.1 to the accounts of participants other than those to whom the maximum permissible allocation for such plan year has been made, and otherwise shall be held in a suspense account for allocation for the following plan year and each succeeding plan year if necessary, provided, however, that no such suspense account shall participate in the allocation of the investment earnings, gains or losses under the Plan.
     H. Prohibited Allocations. Notwithstanding the foregoing provisions of this Section VII, no portion of the assets of the Plan attributable to Company stock acquired by the Plan in a sale to which section 1042 of the Code applied may accrue under any qualified plan maintained by the Company —
(a)	during the “nonallocation period,” for the benefit of any person who makes an election under section 1042 with respect to Company stock, or any person related to such person under section 267(b) (as modified by section 409(n)) of the Code; or

(b)	for the benefit of any person who owns (with the application of section 318(a) as modified by section 409(n) of the Code) more than 25 percent of any class of outstanding stock of the Company or of a corporation that is a member of the same controlled group as the Company, or who owns more than 25 percent of the total value of any class of stock of any such corporation.
     For purposes of this Section VII.H, “nonallocation period” means the period beginning on the date of the sale of Company stock to the Plan and ending on the later of the date ten years after the date of sale, or the date of the allocation under the Plan which is attributable to the final payment of acquisition indebtedness incurred in connection with such sale.
SECTION VIII. Expenses of the Plan and Trust
     The Company shall pay all costs of administering the Plan and any similar expenses of the Trustee not including interest and normal brokerage charges which are included in the costs of securities purchased (or charged to proceeds in the case of sales). Any such expenses not paid by the Company shall be paid by the Plan and Trust.
SECTION IX. Voting Company Stock
     All Company stock allocated to Company stock accounts shall be voted by the Trustee in accordance with instructions from the respective participants. All other Company stock held by the Trustee and allocated Company stock for which the Trustee has not received directions from participants shall be voted by the Trustee in accordance with instructions from the Committee. The Trustee shall not exercise its power to vote any stock for which it has not received instructions, except as otherwise required by ERISA. Promptly following receipt by the Trustee of notice of any meeting of the Company’s stockholders or any communication soliciting proxies for such meeting, the Trustee, with the assistance of the Committee, shall distribute to each participant entitled to direct the manner of voting any of the shares of Company stock a copy of such notice or communication and instructions as to the manner in which such participant may exercise such right of direction. The Trustee shall combine fractional shares to the extent possible to reflect voting instructions. Notwithstanding the foregoing, any investment advisor appointed by the Corporation under Section VI.C shall have the responsibilities of the Trustee as to the voting of Company stock with respect to that portion of the assets of the Trust under its management.

SECTION X. Annual Statement
     As soon as possible after each anniversary date, each participant will receive a written statement showing as of the anniversary date and in comparative form for the prior year:
     A. The balance in each of the participant’s accounts as of the preceding anniversary date.
     B. The amount of Company contributions and forfeitures allocated to the participant’s accounts for the year.
     C. The adjustment to the participant’s accounts to reflect his or her share of dividends and the income and expenses of the Trust for the year.
     D. The new balances in each of the participant’s accounts, including the number of shares of Company stock.
     E. The nonforfeitable percentage of the participant’s benefit and the amount of the vested benefit.
     F. Such other information as may be required under ERISA, the Code and regulations thereunder.
     G. The annual statement may be delivered to the participants in two parts, the first part containing the material in items A through E above and the second part containing material in item F above.
SECTION XI. Plan Benefit
     When participation in the Plan terminates, a participant has a vested interest in all, a part, or none of the final balances in his Company stock account and in his or her other investments account in accordance with the provisions of Sections XII and XIII.
SECTION XII. Plan Benefit at Retirement or Death
     Participation terminates as of the date of a participant’s retirement or death. In the event of a normal, deferred or disability retirement or death, a participant’s plan benefit will be the total of his or her account balances as of the valuation date immediately preceding distribution of his or her plan benefit, and any additional allocation to which the participant may be entitled under Section IV. In the event of an early retirement, a participant’s plan benefit will be the nonforfeitable percentage of his or her accounts, and of any additional allocation, determined under Section XIII.
     A participant will be treated as having retired under the Plan if his or her service ends through any of the following:
     A. Normal Retirement — A participant may retire on his or her normal retirement date.
     B. Deferred Retirement — A participant may continue in the service of the Company beyond his or her normal retirement date. During any such period, he or she shall continue to participate in the Plan until actual retirement.
     C. Early Retirement — A participant may, at his or her election, retire prior to reaching the age of 65, provided he or she has attained age 55 and completed ten years of service.
     D. Disability Retirement — If a participant has been determined by the Company to be permanently disabled to work as a full-time employee, and if the participant provides the Committee with satisfactory proof of such determination by the Company of his or her permanent disability, such participant will be given a disability retirement without regard to his or her age or length of service.

SECTION XIII. Other Termination of Service
     A. Vesting Schedule. If a participant’s service terminates for any reason other than death or retirement, as provided in Section XII, his or her participation in the Plan will terminate as of the date of his or her termination of employment. The participant’s plan benefit will be determined on the basis of his or her years of service as of the date participation terminates in accordance with the following vesting schedule:

Vesting Service at Date	Percent of
of Termination	Accounts Vested

Less than One Year	0%
At least One Year but less than Two Years	33 1/3%
At least Two Years but less than Three Years	66 2/3%
Three Years	100%
     Notwithstanding the foregoing schedule, if a participant credited with less than three years of vesting service is terminated from employment within six months after a change in control (as defined under section 409A of the Code) of the Company by which such participant is employed immediately prior to such change in control, such participant’s vested percentage shall become 100% on the effective date of such employment termination. If the vesting schedule is amended, any participant who has completed one year of service at the time such schedule is amended or, if later, the time such amendment is effective, shall have such amendment apply only if the vested percentage of his or her accounts under the amendment is equal to or greater than his or her vested percentage determined without regard to such amendment.
     B. Forfeitures. Any part of the final balances in a participant’s accounts which does not become part of his or her plan benefit is a forfeiture. If a portion of a participant’s accounts is forfeited, qualifying employer securities allocated under Section VII.F shall be forfeited only after all other assets in the accounts. If interests in more than one class of such securities have been allocated to the participant’s accounts, the same proportion of each such class shall be forfeited. All forfeitures are reallocated among the remaining participants who are entitled to share in contributions for that year in the same ratio as Company contributions for that year, as provided in Section VII.D.2.
     C. Restoration of Accounts. A participant whose service has terminated and who has received a distribution of his or her nonforfeitable interest in his or her accounts in accordance with Section XIV shall forfeit amounts that are not nonforfeitable as of the valuation date following a one-year break in service. If any such former participant recommences employment with the Company before incurring five consecutive one-year breaks in service and repays to the Plan the full dollar amount of the distribution, then the dollar value of the entire benefit hereunder (nonforfeitable and forfeitable, if any) as of the date of such distribution shall be restored, without income or appreciation, to his or her accounts. Any such repayment must be made no later than five years after the first day of the participant’s reemployment. Amounts restored shall be taken first from then current forfeitures (and such amounts shall not be reallocated as provided in Section VII.D.2) and second from additional Company contributions (which shall not be allocated to other participants).
     D. Break in Service. No period after five consecutive one-year breaks in service shall be taken into account in determining the nonforfeitable percentage of a participant’s accounts accrued before the first such one-year break in service. A former participant who had a nonforfeitable right to all or a portion of his or her account balances derived from Company contributions at the time of his or her termination shall receive credit for all years of service prior to a break in service upon completing a year of service after his or her return to the employ of the employer. A former participant who did not have a nonforfeitable right to any portion of his or her account balance derived from Company contributions at the time of termination shall receive credit for years of service prior to his or her break in service if (a) the participant completes a year of service after his or her return to the employ of the Employer and (b) the number of consecutive one-year breaks in service is less than five.
SECTION XIV. When Plan Benefit Will Be Distributed

     A. Manner of Distribution. The distribution of a plan benefit to a participant who becomes entitled to such benefit under Section XII, shall be made in the form of a single lump-sum distribution. A participant who has terminated participation in the Plan other than by reason of death or retirement may receive a distribution of his or her entire nonforfeitable interest in his or her accounts in a single lump-sum payment.
     B. Immediate Distributions. All distributions of benefits will be made in accordance with regulations under section 409(a)(9) of the Code, including sections 1.401(a)(9)-1 and 1.401(a)(9)-2 of the Treasury Regulations or any successor regulations of similar import. Life expectancies under Subsection A will be determined in accordance with section 401(a)(9) of the Code, provided, that a participant and his or her spouse may elect to have life expectancies recalculated annually. Any distribution of benefits required to meet the incidental benefit requirement of section 401(a) is considered a required distribution under section 401(a)(9).
     C. Deferral. Notwithstanding any contrary provision of the Plan, except as provided below in this Section XIV.C, distribution of the benefit to a participant hereunder shall begin no later than the first day of April following the calendar year in which occurs the later of the participant’s termination of employment or attainment of age 70-1/2; provided, that if the participant is a five-percent owner, as described in Section 416(i) of the Code, determined with respect to the plan year ending in the calendar year in which such individual attains age 70-1/2, benefit payments shall commence no later than the first day of April following the calendar year in which such individual attains age 70-1/2.
     D. Direct Rollover. A participant may elect to have all or any portion of a distribution paid in the form of a direct rollover to an individual retirement account or annuity described in section 408(a) or (b) of the Code, an annuity plan qualified under section 403(a) of the Code, or a plan and trust qualified under section 401(a) of the Code, or any other eligible retirement plan within the meaning of Code Section 402(c)(8)(B), if such plan accepts direct rollover distributions. Notwithstanding the foregoing, this Subsection shall not apply to any distribution that is (a) one of a series of substantially equal installments over the life or life expectancy of the participant or the lives or joint life expectancies of the participant and his or her beneficiary, or over a fixed period of ten years or more, (b) a required minimum distribution under Section 401(a)(9) of the Code, (c) a distribution (or portion of a distribution) of amounts not otherwise includable in income, (d) a distribution in an amount less than $200, (e) a hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1998, or (f) a distribution that is otherwise not an eligible rollover distribution, within the meaning of Section 402(f)(2)(A) of the Code and applicable Treasury Regulations thereunder. Any election pursuant to this Subsection shall be made in such form and manner as the Committee may prescribe and shall specify the retirement plan to which the distribution is to be made. Any such election may be revoked by the participant at any time prior to the time distribution is made. If no election is made by the participant under this Section, the distribution shall be paid to the participant. If any distribution is payable to the spouse or former spouse of a participant, this Section shall apply as if such spouse or former spouse were the participant, except that any such distribution may be directly rolled over only to an individual retirement account or annuity.
     The Committee shall provide participants with notice with respect to the direct rollover of eligible rollover distributions no less than 30 days and no more than 90 days prior to the participant’s annuity starting date, as defined for purposes of section 411(a)(11) of the Code, provided, however, that the participant may affirmatively elect, in accordance with such procedures as the Committee may prescribe, to have benefits commence sooner than 30 days after such notice.
     E. Cash-Out. Notwithstanding any other provision of the Plan, a participant’s benefit will be distributed in an immediate single-sum payment if the present value of his or her nonforfeitable benefit is not more than $5,000. Any nonvested portion of the benefit of a participant receiving a distribution under this Section XIV.E shall be deemed a forfeiture upon such distribution, and if the value of a participant’s nonforfeitable benefit is zero, he or she shall be deemed to have received a distribution of such nonforfeitable benefit equal to zero. If a participant would have received a distribution under this Section XIV.E but for the fact that the participant’s nonforfeitable benefit exceeded $5,000 when the participant terminated service and if at a later time such nonforfeitable benefit is reduced such that it is not greater than $5,000, the participant will receive a distribution of such nonforfeitable benefit and the nonvested portion of the benefit will be treated as a forfeiture. For purposes of this Subsection E the value of a participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto), if permitted under the Plan, within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. In the event of a distribution greater than $1,000 required by this Section XIV.E, if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover, including elections made in accordance with Section XIV.D, then subject to the requirements of Code Section 401(a)(31)(B) and guidance issued thereunder (including without limitation IRS Notice 2005-5, 2005-3 IBR 337 (12/28/2004)) the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.
     F. Suspension Account. Notwithstanding any other provision of the Plan, but subject to Section XIII, if a participant who prior to having completed the number of years of vesting service to become entitled to a nonforfeitable right to his or her entire account balances receives a distribution from his or her accounts, then upon such distribution a separate account shall be established for the participant. The separate account shall be credited with the balance of the participant’s accounts remaining after the distribution and shall be used to determine the participant’s nonforfeitable interest, if any, in the balance thereafter. On any particular date, the participant or former participant shall be entitled to a nonforfeitable portion of the balance of such separate account equal to an amount determined by the following formula:
X = P(AB + D) - D,
where X is the portion of the separate account; P is the applicable percentage from the table specified in Section XIII.A as of such particular date; AB is the balance in the separate account as of such date; and D is the amount which was last distributed from the separate account or from the participant’s other accounts when the separate account was established. The establishment of a separate account for a participant whose employment with the employer has terminated shall not prevent a forfeiture of any portion of the participant’s account as provided in Section XIII, provided, however, that any such forfeiture shall be restored in the event the former participant again becomes a participant in the Plan before incurring five consecutive one-year breaks in service. Except as otherwise provided in this Subsection F, any separate account shall be treated as though it were the account from which it was derived for all purposes of the Plan.
     G. Death Before Benefit Commencement. In the case of a participant who dies before receiving any distribution of his or her benefits hereunder, the balance of the participant’s account (or, in the case of a former participant whose participation terminated for reasons other than retirement, the nonforfeitable portion of such balance) as of the date of death shall be distributed to the participant’s beneficiary (as determined under Section XV.B). If the participant’s beneficiary is his or her spouse, payment must commence no later than the date on which the participant would have attained age 70-1/2. If the participant has designated as his or her beneficiary an individual other than his or her spouse, payment must commence no later than one year after the date of the participant’s death (except as may be provided in regulations pursuant to section 401(a)(9) of the Code). In either case, payment must be made in a lump sum. In any case other than those described above, the participant’s entire benefit hereunder must be distributed within five years after the participant’s death in a lump sum.
     H. Miscellaneous. In any event, as provided in Code section 401(a)(14), unless the participant otherwise elects, the payment of benefits under the Plan to the participant will begin not later than the 60th day after the latest of the close of the plan year in which (a) the participant attains age 65; (b) occurs the 10th anniversary of the year in which the participant commenced participation in the Plan; or (c) the participant terminates his or her service with the employer. Furthermore, if the participant or beneficiary so elects, payment of such benefits shall commence no later than one year after the end of the plan year in which the participant terminates employment due to death, disability or retirement, and no later than five years after the close of the plan year in which the participant terminates employment for any other reason. Failure to make such an election shall be deemed an election to defer payment of benefits.
     Any part of a participant’s Plan benefit which is retained in the Trust after the anniversary date on which his or her participation ends will continue to be treated as a Company stock account or as an other investments account, as the case may be, as provided in Section VII. However, neither account will be credited with any further Company contributions or forfeitures.
SECTION XV. How Plan Benefits Will Be Distributed
     A. Distributions. Distribution of Plan benefits will be made entirely in whole shares of Company stock, except as otherwise elected by the participant. Any balance in a participant’s other investments account will be applied to acquire for distribution the maximum number of whole shares of Company stock at the then fair market value. Any fractional share value unexpended balance will be distributed in cash. If Company stock is not available for purchase by the Trustee, then, subject to the distribution requirements of Section XIV, the Trustee shall hold such balance until Company stock is acquired and then make such distribution. The Trustee will make distribution from the Trust only on instructions from the Committee.
     B. Beneficiaries. Distribution will be made to the participant if living, and if not, to his or her beneficiary. Subject to Subsection C, a participant may designate his or her beneficiary upon becoming a participant, and may change such designation at any time, by filing a written designation with the Committee on a form approved by it for that purpose. Upon the death of a participant, if there is no designated beneficiary then living, or if the designation is not effective for any reason, as determined by the Committee, the participant’s beneficiary shall be his or her surviving spouse, or if none, his or her estate.
     C. Spousal Consent. Notwithstanding the foregoing, if a participant is survived by his or her spouse, he or she shall be deemed to have designated such spouse as beneficiary unless (a) the designation of another beneficiary is made with the consent of the participant’s spouse, and may not be changed without spousal consent (or the consent of the spouse expressly permits subsequent designations without the need for further consent by the spouse) and the consent (i) is in writing in a form satisfactory to the Committee, (ii) acknowledges the effect of the designation, and (iii) is witnessed by a notary public; or (b) it has been established to the satisfaction of the Committee that the participant has no spouse or that the spouse’s consent could not be obtained because the spouse could not be located, or because of such other circumstances as may be prescribed in section 417 of the Code or in regulations thereunder.
     D. Incapacity of Payee. If the Committee determines that a person entitled to any distribution is physically unable or mentally incompetent to receive such distribution, it may direct the Trustee to apply such distribution for such person’s benefit, and each payment made pursuant to such determination shall constitute a full discharge of all liability under the Plan with respect to such benefit.
     E. No Alienation. The right of any participant or his or her beneficiary to any benefit, payment or separate account hereunder shall not be subject to alienation, assignment or transfer voluntarily or involuntarily by operation of law or otherwise except as may be expressly permitted under the Plan, consistent with ERISA and the Code, and no participant shall assign, transfer or dispose of such right nor shall any such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, provided, however, that this provision shall be inapplicable to the extent otherwise provided in a qualified domestic relations order within the meaning of section 414(p) of the Code.
          The preceding sentence shall not apply to any offset, as defined by the Committee, of a participant’s benefit(s) under the Plan against an amount that the participant is ordered or required to pay to the Plan if:
(i)	the order or requirement to pay arises (1) under a judgment of conviction for a crime involving the Plan; (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (3) pursuant to a settlement agreement between the Secretary of the United States Department of Labor and the participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the participant, in connection with a violation (or alleged violation) of Part 4 of

Subtitle B of Title I of ERISA by a fiduciary (as defined in Section 3(21) of ERISA) or any other person; and
(ii)	the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the participant’s benefit(s) provided under the Plan; and

(iii)	in a case in which the survivor annuity requirements of Section 205 of ERISA or Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the participant, if the participant has a spouse at the time at which the offset is to be made;
(1)	either:
(A)	such spouse has consented in writing to such offset and such consent is witnessed by a notary public or Plan representative designated by the Committee (or it is established to the satisfaction of such Plan representative that such consent may not be obtained by reason of circumstances described in Section 205(c)(2)(5) of ERISA or Section 417(a)(2)(B) of the Code), or

(B)	an election to waive the right of the spouse to a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Section 205(c) of ERISA or Section 417(a) of the Code; or
(2)	such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of ERISA; or

(3)	in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 205(a)(1) of ERISA or Section 401(a)(11)(A)(i) of the Code and under a qualified preretirement survivor annuity provided pursuant to Section 205(a)(2) of ERISA or Section 401(a)(11)(A)(ii) of the Code determined in accordance with Section 206(d)(5) of ERISA and Section 401(a)(13)(D) of the Code.
     F. Qualified Domestic Relations Orders. To the extent required by a qualified domestic relations order, within the meaning of section 414(p) of the Code, the Committee shall make distribution of a participant’s plan benefit to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the participant is otherwise entitled to a distribution at such time under the Plan.
SECTION XVI. Restrictions on Distributed Shares of Company Stock
     Shares of Company stock distributed by the Trustee may be restricted as to sale or transfer by the By-Laws or Articles of Incorporation of the Company, which restrictions will be similarly applicable to all shares of stock of the Company of the same class. In order to ensure compliance with applicable securities laws and for other purposes deemed necessary and proper, the Trustee or the Corporation may in its discretion require as conditions to the payment of benefits under the Plan either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares of stock of the Company to be distributed has become, and continues to be, effective or (b) that the recipient of such benefit payment (i) shall have represented, warranted and agreed, by documents satisfactory to the Corporation or the Committee in form and substance, executed and delivered at the time of payment, that the recipient is acquiring such shares for his or her own account and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Corporation or the Committee, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificates representing such shares.
SECTION XVII. Certain Protections with Respect to Shares of Company Stock.
     If at the time of distribution of shares of Company stock, such shares are not “readily tradable on an established market,” as that term may be defined from time to time in regulations or rulings under section 409(h) of the Code, the Company shall issue a put option to the participant in connection with the distribution. The put option shall permit the participant to sell the shares of Company stock to the Company at any time during two option periods, at their then fair market value. The first put option period shall be a period of at least 60 days beginning on the date of distribution of the shares to the participant. The second put option period shall be a period of at least 60 days beginning after the new determination of the fair market value of Company stock by the Committee, and notice to the participant, in the next following plan year. The Company may offer to the Trustee the right to purchase shares of Company stock tendered to the Company under a put option. The payment for Company stock sold pursuant to a put option shall be made (a) in a lump sum within 30 days of the exercise of the put option, or (b) in the case of a purchase of stock distributed to the participant as part of a total distribution of his or her account balances, within the meaning of section 409(h)(5) of the Code, in substantially equal, annual installments over a period beginning within 30 days after the put option is exercised and not exceeding five years, provided, that adequate security shall be provided and interest shall be payable at a reasonable rate on any unpaid installment balance, as determined by the Company or the Committee. The Company or the Committee, on behalf of the Plan, may offer to purchase any shares of the Company which are not sold pursuant to a put option from any former participant or beneficiary at any time in the future, at their then fair market value.
     Except as otherwise permitted or required under this Section XVII or applicable regulations, no shares of Company stock acquired with the proceeds of a loan described in Section XII.F shall be subject to a put, call or other option, or a buy-sell or similar arrangement, either while held by the Plan or when distributed from the Plan, regardless of whether the Plan continues to qualify as an employee stock ownership plan or whether the loan the proceeds of which were used to acquire such shares is repaid.
SECTION XVIII. Advance Distributions, Dividends and Loans
     A. In-Service Distributions. Except as otherwise provided in this Section XVIII, a participant is not entitled to any payment, withdrawal or distribution under the Plan during his or her service with the employer.
     B. Dividends. Cash dividends on shares of Company stock allocated to participants’ Company stock accounts and other investment accounts may, as determined by the Committee, be paid (a) directly in cash to participants to whose accounts such stock is allocated, currently or from time to time in periodic payments; (b) to the Trustee and distributed in cash to the participants to whose accounts such stock is allocated as of the close of the plan year in which paid no later than 90 days after such plan year; or (c) to the Trustee and allocated to the participants’ accounts as provided in Section VII.D, provided, however, that cash dividends that would otherwise be payable in accordance with the foregoing clause (a) or (b), may, at the election of the affected participant or beneficiary, be paid to the Plan and reinvested in Company stock. Notwithstanding the foregoing, at the sole discretion of the Committee, dividends may be used to make payments on a loan the proceeds of which were used to acquire Company stock held in a suspense account, as provided in Section VII.F, and with respect to which stock the dividends are paid. The Trustee shall not make payment on any loan with dividends paid in respect of Company stock that has been allocated to participants’ accounts.
     C. Financial Hardship Withdrawal. To mitigate any financial hardship of a participant or the beneficiary of a deceased participant before such participant’s Plan benefit is distributable, such participant or beneficiary may request a distribution of that portion of the participant’s vested Plan benefit which is necessary to meet the needs of such financial hardship. Such request shall be made in writing to the Committee in such form as the Committee may specify, and shall be subject to such rules as the Committee may adopt for this purpose. Upon a determination that a financial hardship exists, the Committee may direct the Trustee to advance to the affected participant or beneficiary a partial distribution in Company stock of his vested Plan benefit; provided however that in no event shall distributions be made in violation of applicable law including, without limitation, applicable securities laws. If any partial distribution is made under this Subsection C, the participant’s Plan benefit when computed will be reduced by the amount of any such advance.
     D. Diversification of Investments. A participant who has reached age 55 and completed ten years of participation may elect, within 90 days after the end of any of the six plan years following his or her attainment of age 55 and ten years of participation, to receive a distribution of up to 25 percent of his or her Company stock account under the Plan, less any amount covered by a previous such election. In the last year of the six-year election period, the participant may elect to receive up to 50 percent of his or her Company stock account, less any amounts covered by any previous such election.
     E. Withdrawals after Age 59 1/2. A participant who has reached the age of 59 1/2 and who has a nonforfeitable interest in 100 percent of his or her accounts under the Plan may elect to receive a distribution of all or any portion of the amount credited to such accounts. An election under this Subsection G must be made in such form and manner, and with such prior notice, as the Committee may prescribe.
SECTION XIX. Top-Heavy Provisions
     A. Top-Heavy Minimum Contributions. Notwithstanding any other provision of the Plan, with respect to any plan year during which the Plan is top-heavy, each participant who is such on the last day of such plan year and who is a non-key employee, as defined below, shall be entitled to receive the allocation of a minimum contribution under the Plan equal to three percent of such participant’s total compensation or, if less, the largest contribution made on behalf of any key employee of the Company for such plan year. Compensation, for these purposes, shall have the same meaning as under section 415 of the Code.
     B. Top-Heavy Vesting. Notwithstanding any provision of Section XIII.A, for any plan year in which the Plan is top-heavy, each participant who was a participant at any time during the plan year will be entitled to a nonforfeitable percentage of his or her plan benefit in accordance with the following table:

If the period of	The applicable percentage
vesting service is:	shall be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 or more years	100%
     If the Plan becomes a top-heavy plan and subsequently ceases to be such, a participant’s vested benefit under Section XIII.A shall in no event be less than that determined as of the last day of the plan year in which the Plan was top-heavy, as if the participant had then terminated.
     C. Definitions. Whenever used in this Section XIX:
          1. The Plan shall be top-heavy with respect to any plan year if as of the “determination date” for that plan year the “top-heavy ratio” exceeds 60 percent. Such “determination date” for any plan year shall be the last day of the immediately preceding plan year. The top-heavy ratio shall be determined in accordance with section 416(g) of the Code. In calculating the top-heavy ratio, the Plan may be aggregated with any other plan of the Company intended to meet the requirements of sections 401(a), 403(a), 405(a), or 408(k) of the Code if, during the plan year containing the determination date or any of the four preceding plan years, either (a) such other plan (whether or not terminated) includes a participant who is a key employee, as defined below, or (b) the Plan depends on the existence of such other plan to retain the status of the Plan as a qualified plan under section 401(a) of the Code.
     Plans required to be aggregated pursuant to the immediately preceding sentence shall constitute the “required aggregation group.” In addition, the Plan shall be aggregated with any other plan maintained by the Company which meets the requirements of one of the aforesaid Code sections if, and only if, the resultant aggregation group is not top-heavy. Any such aggregation group that is not top-heavy shall constitute a “permissive aggregation group.”
          2. The term “key employee” shall have the same meaning as under section 416(i) of the Code. A “non-key employee” is any employee who is not a “key employee.”
          3. For purposes of determining the top-heavy ratio in accordance with section 416(g) of the Code, the “valuation date” means, for any plan year, the most recent date within the 12-month period ending on a “determination date” as of which the Trust fund was valued and net income or loss thereof was allocated to participants’ accounts.
SECTION XX. Administration
     A. The Committee. The Plan will be administered by a Committee composed of three individuals appointed by the Board of Directors of the Corporation to serve at its pleasure. The Board of Directors shall have no responsibility for the operation and administration of the Plan. The Committee is a named fiduciary and the administrator of the Plan, as defined by ERISA, and shall have authority to manage and control the operation of the Plan. The Committee may employ investment managers and advisors, accountants, legal counsel, consultants and any other person or organization it feels necessary or proper to assist it in the performance of its duties under the Plan. All reasonable expenses thereof shall be paid as provided in Section VIII. Each member of the Committee and any other person to whom any fiduciary responsibility with respect to the Plan is allocated or delegated shall discharge his or her duties and responsibilities with respect to the Plan solely in the interest of Plan participants and beneficiaries, for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan and Trust, and in accordance with the documents and instruments governing the Plan and the requirements of ERISA.
     B. Method of Acting. Committee action shall be by vote of two or more members at a meeting or in writing without a meeting. Minutes of each meeting shall be kept. The Committee may establish such rules as may be necessary or desirable for its own operations. Any Committee member having any interest in a transaction being voted upon by the Committee shall not vote thereon nor participate in the decision. The Committee shall administer the Plan in a uniform, nondiscriminatory manner for the exclusive benefit of the participants and their beneficiaries. The Committee shall establish and maintain accounts and records to record the interest of each participant, inactive participant and their respective beneficiaries under the Plan. The Committee shall make such rules, regulations, interpretations, discussions and computations as may be necessary. Its decision on all individual matters will be final. However, any participant whose interest is directly affected by a Committee interpretation or decision shall be notified in writing and the provisions of Subsection F shall apply.
     C. Powers. The Committee shall have all powers which are reasonably necessary to carry out its responsibilities under the Plan. It may act as provided herein and shall give instructions to the Trustee on all matters within its discretion, as provided in the Trust Agreement.
     The powers of the Committee shall include, without limitation, discretionary authority to (a) make and enforce such rules as it deems necessary or proper for the administration of the Plan; (b) determine all matters relating to the eligibility of persons to become participants in the Plan and determine whether or not any employee has become a participant in the Plan; (c) decide all questions and disputes which may arise from time to time with respect to the rights under the Plan of employees, participants and all other persons who may be entitled to benefits under the Plan; (d) compute, or cause to be computed, the amount of benefits which will be payable to any participant or other person, to determine the person or persons to whom such benefits will be paid and to authorize the payment of such benefits; (e) interpret and construe any and all of the provisions of the Plan and Trust; and (f) perform all such other duties and acts as may be required to be performed by the administrator by the terms of this instrument and the operation of the Plan.
     Any interpretation of the Plan or other determination with respect to the Plan by the Committee shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously.
     D. Communications. Decisions and directions of the Committee may be communicated to the Trustee, to a participant, to the Company or to any other person who is to receive such decision or direction by a document signed by one member of the Committee and such decision or direction may be relied upon by its recipient as being the binding decision or direction of the Committee.
     E. Indemnification. The Company shall indemnify each member of the Board of Directors, each member of the Committee, and the Trustee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their duties, responsibilities and obligations under the Plan, except for liabilities and claims arising from such person’s willful misconduct or gross negligence. For such purpose, the Company may obtain, pay for and keep current a policy or policies of insurance, which insurance shall not, however, relieve the Company of liability under this provision.
     F. Benefit Claims. All applications for benefits under the Plan shall be submitted to the Committee. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the participant and, if required by the Committee, his spouse, or in the case of a death benefit, by the beneficiary or legal representative of the deceased participant. The Committee reserves the right to require that the participant furnish proof of his age prior to processing any application. Each application shall be acted upon and approved or disapproved within 90 days (or 180 days if special circumstances require, and the participant is so notified) following its receipt by the Committee. In the event any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his or her right to a review by the Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary and an explanation of the Plan’s review procedure and the method of appeal from the decision.
     Within 60 days after the date on which an applicant receives notice of a denied claim, or such denial is considered to have occurred, the applicant or his or her representative may file a written request with the Committee for review and may submit written issues and comments to the Committee. The Committee will notify the applicant of its decision, written in a manner calculated to be understood by the applicant and containing specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee (or 120 days if special circumstances require, and the participant is notified by the Committee).
     G. Release by Participants. Except to the extent that it relieves the Company or the Trustee from responsibility or liability for any responsibility, obligation or duty owing to the Plan or any participant, any payment to any participant or to any person entitled to a benefit under the Plan made in accordance with the provisions of this instrument shall to the extent thereof be in full satisfaction of all claims against either or both of the Trustee and the Company, either of whom may require such participant or person, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee or the Company, as the case may be.
SECTION XXI. Source of Benefits; No Employment Rights.
     All plan benefits will be paid only from Trust assets and neither the Company, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Nothing herein shall be construed to obligate the Company to continue to employ any employee.
SECTION XXII. Future of the Plan
     A. Merger. In the event that the Plan and the Trust merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, each participant shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (as if such other plan then terminates) which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.
     B. Amendment. The Corporation reserves the right to amend the Plan at any time by action of its Board of Directors, but no amendment shall (a) reduce the benefits of any participant accrued under the Plan to the date the amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by ERISA and the Code; (b) divert any part of the assets of the Trust to purposes other than for the exclusive benefit of the participants, former participants or their beneficiaries who have an interest in the Plan or for the payment of reasonable expenses of administering the Plan and Trust; or (c) change the powers, rights, duties or obligations of the Trustee without the prior written consent of the Trustee.
     C. Termination. The Corporation reserves the right to terminate the Plan at any time by action of its Board of Directors. Termination shall not retroactively reduce the rights of participants nor permit any part of the Trust assets to be diverted or used for any purpose other than for the exclusive benefit of the participants and their beneficiaries and the payment of reasonable expenses of administering the Plan and Trust. If the Plan is terminated (other than by merger, consolidation or transfer to another qualified plan as set forth in Subsection A) by the Corporation, participation of Company employees will end on the anniversary date coinciding with or next following such termination. In the event of such termination, if the Plan is not replaced by a comparable plan qualified under section 401(a) of the Code, the accounts of all participants affected by the termination will become nonforfeitable as of that anniversary date. A complete and permanent discontinuance of Company contributions shall be deemed a termination of the Plan for this purpose. After termination of the Plan, the Committee and the Trust will continue until the Plan benefit of each participant has been distributed. Plan benefits may be distributed promptly after they are computed or distribution may be deferred as provided in Section XIV, as the Committee may direct. In the case of a partial termination this paragraph shall apply only to the portion of the Plan terminated.
     D. Exclusive Benefit. This instrument and the Plan embodied herein are for the exclusive benefit of the employees of the Company. Under no circumstances, except as provided in Section VI.C, shall any funds paid to the Trustee under the Plan or any funds or property at any time held by the Trustee revert or inure to the possession, ownership or control, either directly or indirectly, of the Company.
SECTION XXIII. Governing Law
     The provisions of the Plan shall be construed, administered and enforced in accordance with the law of the Commonwealth of Massachusetts. All contributions to the Trust shall be deemed to take place in the Commonwealth of Massachusetts.
SECTION XXIV. Execution
     To record the adoption of the amended and restated Plan, the Corporation has caused this instrument to be executed by its duly authorized officer this 16th day of March, 2007.

LSB CORPORATION
By:	Gerald T. Mulligan
	Its:	President

Accepted: Diane L. Walker
as Trustee

SECTION I. Nature of Plan	1
SECTION II. Definitions	1
A. Account	1
B. Anniversary Date	1
C. Beneficiary	1
D. Code	1
E. Committee	1
F. Company	1
G. Company Stock	1
H. Company Stock Account	1
I. Corporation	2
J. Covered Compensation	2
K. Employee	2
L. Employer	2
M. ERISA	2
N. Forfeitures	2
O. Hour of Service	2
P. Normal Retirement Date	3
Q. One-Year Break in Service	3
R. Other Investments Account	3
S. Participant	3
T. Plan	3
U. Plan Year	3
V. Plan Benefit	4
W. Trust	4
X. Trust Agreement	4
Y. Trustee	4
Z. Valuation Date	4
AA. Year of Service	4
SECTION III. Eligibility	4
SECTION IV. Participation	4
SECTION V. Company Contributions	4
A. Amount	4
B. Form	5
C. Return of Contributions	5
SECTION VI. Investment of Trust Assets	5
A. Company Contributions	5
B. Stock Dividends, Reorganization	5
C. Appointment of Investment Advisor	5
SECTION VII. Allocations to Accounts	6
A. Company Stock Account	6
B. Other Investments Account	6
C. Valuation of Trust Fund	6
D. Allocations	6
1. Employer Contributions	6
2. Forfeitures	6

3. Net Income (or Loss) of the Trust	6
4. Equitable Allocations	7
E. Maintenance of Accounts	7
F. Allocation of Company Shares Purchased with Certain Loan Proceeds	7
G. Limitations on Annual Additions	7
1. Basic Rule	7
2. Special Rule	8
3. Reallocation of Excess	8
I. Prohibited Allocations	8
SECTION VIII. Expenses of the Plan and Trust	8
SECTION IX. Voting Company Stock	8
SECTION X. Annual Statement	9
SECTION XI. Plan Benefit	9
SECTION XII. Plan Benefit at Retirement or Death	9
A. Normal Retirement	9
B. Deferred Retirement	9
C. Early Retirement	9
D. Disability Retirement	9
SECTION XIII. Other Termination of Service	10
A. Vesting Schedule	10
B. Forfeitures	10
C. Restoration of Accounts	10
D. Break in Service	10
SECTION XIV. When Plan Benefit Will Be Distributed	10
A. Manner of Distribution	11
B. Immediate Distributions	11
C. Deferral	11
D. Direct Rollover	11
E. Cash-Out	11
F. Suspension Account	12
G. Death Before Benefit Commencement	12
H. Miscellaneous	12
SECTION XV. How Plan Benefits Will Be Distributed	13
A. Distributions	13
B. Beneficiaries	13
C. Spousal Consent	13
D. Incapacity of Payee	13
E. No Alienation	13
F. Qualified Domestic Relations Orders	14
SECTION XVI. Restrictions on Distributed Shares of Company Stock	14
SECTION XVII. Certain Protections with Respect to Shares of Company Stock	15
SECTION XVIII. Advance Distributions, Dividends and Loans	15
A. In-Service Distributions	15
B. Dividends	15
C. Financial Hardship Withdrawal	15
D. Diversification of Investments	16

E. Withdrawals after Age 59 1/2	16
SECTION XIX. Top-Heavy Provisions	16
A. Top-Heavy Minimum Contributions	16
B. Top-Heavy Vesting	16
C. Definitions	16
SECTION XX. Administration	17
A. The Committee	17
B. Method of Acting	17
C. Powers	17
D. Communications	18
E. Indemnification	18
F. Benefit Claims	18
G. Release by Participants	18
SECTION XXI. Source of Benefits; No Employment Rights	18
SECTION XXII. Future of the Plan	19
A. Merger	19
B. Amendment	19
C. Termination	19
D. Exclusive Benefit	19
SECTION XXIII. Governing Law	19
SECTION XXIV. Execution	19